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                                                                   FY 9800061842

                                                                     EXHIBIT 4.1


             FILED                            RECEIPT. NO.
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE                                              145.00
        STATE OF NEVADA
          MAY 08 1998                                                      ($75)
          No. C600-97
        /s/ DEAN HELLER
-------------------------------
DEAN HELLER, SECRETARY OF STATE


             CERTIFICATE OF DESIGNATION, NUMBER, POWERS OF ATTORNEY
                 AND RELATIVE, PARTICIPATING OPTIONAL AND OTHER
              SPECIAL RIGHTS AND THE QUALIFICATIONS, LIMITATIONS,
             RESTRICTIONS, AND OTHER DISTINGUISHING CHARACTERISTICS
                         OF SERIES A PREFERRED STOCK OF
                           GLOBAL ACCESS PAGERS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation"), is Global Access Pagers, Inc.

2. The certificate of incorporation of the corporation authorizes the issuance of 20,000,000 shares of Preferred Stock with a par value to be determined by the Board of Directors of the corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.

3. The Board of Directors of the corporation, pursuant to the authority expressly vested in its as aforesaid, has adopted the following resolutions creating a Series A issue of Preferred Stock:

        RESOLVED, that up to fifty thousand (50,000) shares of the preferred stock (par value $0.01 per share) are authorized to be issued by this corporation pursuant to its certificate of incorporation, and that there be and hereby is authorized and created a series of preferred stock, hereby designed as the Series A Preferred Stock, which shall have the voting powers, designations, preferences and relative participating, optional or other rights, if any, or the qualifications, limitations, or restrictions, set forth in such certificate in incorporation, and in addition thereto, those following:

        (a) DESIGNATION: The preferred stock subject hereof shall be designated Series A Preferred Stock ("Series A Preferred").

        (b) DIVIDENDS: Subject to the approval of the Board of Directors of the corporation, the holders of the shares of Series A Preferred shall be entitled to receive dividends at the rate of eight percent (8%) per annum, payable in shares of common stock of the corporation.

        (c) CONVERSION: At the direction of the corporation, the Series A Preferred shall be convertible into shares of the common stock of the corporation, at the rate of one share of common stock for each share of Series A Preferred.

        (d) REDEMPTION: At the direction of the corporation, the Series A Preferred shall be redeemable by the corporation, at a rate of $3.00 for each share of Series A Preferred.

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                                                                    EXHIBIT 4.1A


                             MINUTES OF THE MEETING
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                    INTEGRATED COMMUNICATION NETWORKS, INC.

At a duly convened meeting of the Board of Directors, all Directors being present and notice having been waived, held at the corporate offices on June 15, 1999 it was resolved as follows:

A Special Meeting of the Board of Directors was called for the specific purpose of considering the cancellation of various classes of preferred stock previously authorized by the board. Specifically:

1.   Class 'A' 8% Non-Voting Preferred Stock - 50,000 authorized, 0 issued
2.   Class 'A' 12% Non-Voting Preferred Stock - 5,000,000 authorized, 0 issued
3.   Class 'B' 8 1/2% Non-Voting Preferred Stock - 200,000 authorized, 0 issued
4.   Class 'C' 10% Non-Voting Preferred Stock - 500,000 authorized, 0 issued

It is therefore resolved as follows:

RESOLVED: The board hereby unanimously cancels the Class 'A' 8% Non-Voting Preferred stock previously authorized.

RESOLVED: The board hereby unanimously cancels the Class 'A' 12% non-voting preferred stock previously authorized.

RESOLVED: The board hereby unanimously cancels the Class 'B' 8 1/2% Non-Voting Preferred stock previously authorized.

RESOLVED: The board hereby unanimously cancels the Class 'C' 10% Non-Voting Preferred stock previously authorized.

There being no further business, the meeting was adjourned.


/s/ GARY KILLORAN
------------------------------
Gary Killoran, Secretary
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        (e)     SINKING FUND: No provision shall be made for any sinking fund.

        (f) LIQUIDATION RIGHTS: In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of the Series A Preferred shall not be entitled to receive any amount as a result of a liquidation, dissolution or winding up of the corporation. The purchase or redemption by the corporation of stock of any class, in any number permitted by law, shall not for the purpose of this paragraph be regarded as liquidation, dissolution or winding up of the corporation.

        (g) INVOLUNTARY LIQUIDATION: In the event of involuntary liquidation, the shares of this series shall be entitled to the same amounts as in the event of voluntary liquidation.

        (h) PREFERENCE AS TO DIVIDEND: No dividends shall be declared or paid on the common stock of the corporation before all accumulated dividends on the Series A Preferred have been paid.

        (i) OTHER RESTRICTIONS: There shall be no conditions or restrictions upon the creation of indebtedness of the corporation, or any subsidiary or upon the creation of any other series of preferred stock with any other preferences.

        (j)     VOTING: The Series A Preferred shall be non-voting.

        (k) STATED VALUE: The shares of the Series A Preferred shall have a stated value of $3.00 per share.

        (l) OTHER PREFERENCES: The shares of the Series A Preferred shall have no other preferences, rights, restrictions, or qualifications, except as otherwise provided by law or the certificate of incorporation of the corporation.

        FURTHER RESOLVED, that the statements contained in the foregoing resolution creating and designating the said Series A Preferred Stock and fixing number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series be deemed to be included in and be a part of the certificate of incorporation of the corporation pursuant to the provisions of Sections 104 and 151 of the General Corporation Law of the State of Delaware.

Signed on April 30, 1998

/s/ TIM KATARAS
-------------------------------
Tim Kataras, President

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                         Certificate Of Acknowledgment

State of California  )
County of San Diego  )

     On 5-1-98 before me, Jenelle T. Eager, a Notary Public for the State of California, personally appeared Tim Kataras, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature(s) on the instrument the person, or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

Signature /s/ JENELLE T. EAGER
          -------------------------      [    JENELLE T. EAGER      ]
                                         |      COMM # 1051807      |
                                         | NOTARY PUBLIC CALIFORNIA |
                                         |     SAN DIEGO COUNTY     |
                                         |   MY COMMISSION EXPIRES  |
                                         [    FEBRUARY 20, 1999     ]
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/s/ KEVIN J. QUINN
------------------------------------
    Kevin J. Quinn, Secretary